KUBNICK & WARREN
                         Certified Public Accountants

Downtown Professional Building                     Amery Professional Building
9 East Eau Claire Street                               228 North Keller Avenue
Rice Lake, Wisconsin 54868                              Amery, Wisconsin 54001
(715) 234-9118                                                  (715) 268-8535

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                               August 25, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

We have reviewed PART II, Item 3 "Changes In and Disagreements With Accountants" of the Form 10SB/A1 for WHY USA Financial Group, Inc. and are in agreement with the statements presented therein.

Sincerely,

/s/Kubnick & Warren


KUBNICK & WARREN